Exhibit 3.7

CERTIFICATE OF INCORPORATION OF R.P.R., INC.

1. The name of this corporation is:

R.P.R., INC.

2. The address of its registered office in the State of Delaware is 306 South State Street in the City of Dover, County of Kent. The name of its registered agent at such address is United States Corporation Company.

3. The nature of business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000); and the par value of each share shall be one dollar ($1.00) amounting in the aggregate to one thousand dollars ($1,000).

5. The name and mailing address of the incorporator is:

Cheryl A. King
Latham & Watkins
6900 Sears Tower
Chicago, Illinois 60606

6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the corporation.

7. Election of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 21st day of September, 1984.

/s/ Cheryl A. King
Cheryl A. King
Incorporator

2

CERTIFICATE OF MERGER OF RHEEM PUERTO RICO, INC. WITH AND INTO R.P.R., INC.

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY that:

FIRST: The name and state of incorporation of each of the constituent corporations of the merger are as follows:

Name	State of Incorporation
Rheem Puerto Rico, Inc.	Delaware
R.P.R., Inc.	Delaware

SECOND: An agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations to such merger in accordance with the requirements of subsection (a) of Section 228 and subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation of the merger is R.P.R., Inc., which name shall herewith be changed to “Rheem Puerto Rico, Inc.”

FOURTH: The only amendment to or change in the Certificate of Incorporation of the surviving corporation, R.P.R., INC. that is to be effected by the merger is that Paragraph 1 of such Certificate of Incorporation is hereby amended to read in its entirety as follows:

“1. The name of this corporation is: Rheem Puerto Rico, Inc.”

FIFTH: The executed agreement of merger is on file at the principal place of business of the surviving corporation, the address of which is GPO Box G-4766, San Juan, Puerto Rico 00936.

SIXTH: A copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

Dated: December 13, 1984

R.P.R. INC.
		By:	/s/ R. Theodore Ammon
R. Theodore Ammon Vice President

Attest:
By:	/s/ Robert K. Burgess
Robert K. Burgess
Assistant Secretary

2

RHEEM PUERTO RICO, INC. CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

BENJAMIN F. CAKE, President of RHEEM PUERTO RICO, INC., a Corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

I - The name of the Corporation is RHEEM PUERTO RICO, INC. Rheem Puerto Rico, Inc. was incorporated in Delaware on September 24, 1984.

II - The Certificate of Incorporation of Rheem Puerto Rico, Inc. is amended by inserting the following as Article X:

“(a). The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, Bending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director of another corporation, joint venture, trust or other enterprise, to the fullest extent permitted by law.

“(b). No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.”

III - The foregoing Amendment has been duly adapted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IV- That, in lieu of a meeting and vote of stockholders, the sole stockholder has given written consent to said amendment, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Certificate has been made under the seal of RHEEM PUERTO RICO, INC. and has been signed by the undersigned BENJAMIN F. CAKE, President of RHEEM PUERTO RICO, INC., this 22nd day of July, 1986.

/s/ Benjamin F. Cake
Benjamin F. Cake
President

Attest:

/s/ Vincent J. Debo
Vincent J. Debo
Assistant Secretary

STATE OF NEW YORK	)
	:	ss:
COUNTY OF NEW YORK	)

BE IT REMEMBERED THAT on this 22nd day of July, 1986, personally came before me, a Notary Public, in and for the County and State aforesaid, BENJAMIN F. CAKE, President of RHEEM PUERTO RICO, INC., a Corporation organized and existing under the laws of the State of Delaware, the Corporation described in and which executed the foregoing Certificate, known to me personally to be such; and he, the said BENJAMIN F. CAKE, as such President, acknowledged said Certificate to be his act and deed and the act and deed of said Corporation; that the signatures of said President and of the Assistant Secretary of said Corporation, respectively, to said Certificate are in their own proper handwriting; that the seal affixed to said Certificate is the corporate seal of said Corporation; and that said corporate seal was duly affixed and said Certificate was duly signed by said officers by authority of the Board of Directors and of the stockholder of said Corporation.

Given under my hand and seal of office the day and year aforesaid.

/s/ Rita Tonitto
Notary Public

CERTIFICATE OF CORRECTION OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF RHEEM PUERTO RICO, INC.
Pursuant to Section 103(f) of the General Corporation Law of the State of Delaware

The undersigned, the Vice President and an Assistant Secretary of Rheem Puerto Rico, Inc., do hereby certify as follows:

FIRST: A Certificate of Amendment of the Certificate of Incorporation was filed in the office of the Secretary of State of Delaware on the 22nd day of August, 1986, and a copy thereof, certified by said Secretary of State, was filed for record in the office of the Recorder of Deeds in and for Kent County, Delaware, and recorded on the 8th day of September, 1986.

SECOND: The Amendment of the Certificate of Incorporation as so filed is an inaccurate record of the corporate action in that the Article being inserted is incorrectly referred to as Article “X” rather than being correctly referred to as Article “8”.

THIRD: The Amendment of the Certificate of Incorporation is hereby corrected in that the designation of the Article being inserted shall be changed to Article “8” instead of the incorrectly referred to Article “X”.

IN WITNESS WHEREOF, we have made and signed this Certificate this 4th day of March, 1987.

RHEEM PUERTO RICO, INC.

/s/ [Vice President]
Vice President

ATTEST:	/s/ [Assistant Secretary]
Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

RHEEM PUERTO RICO, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of RHEEM PUERTO RICO, INC., be amended by changing Article I thereof so that, as amended, said Article shall be and read as follows: “The name of this corporation is: North America Packaging of Puerto Rico, Inc.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That the aforesaid amendment shall become effective October 1st, 1990.

IN WITNESS WHEREOF, said RHEEM PUERTO RICO, INC. has caused this certificate to be signed by Paul J. Kent, its President, and attested by Joseph J. Bosco, its Secretary, this 4th day of September, 1990.

RHEEM PUERTO RICO, INC.

By:	/s/ PAUL J. KENT
PAUL J. KENT, President

ATTEST:

By:	/s/ JOSEPH J. BOSCO
JOSEPH J. BOSCO, Secretary